Exhibit 99.1

Investor Relations

Justin Chapman

Microtune, Inc.

972-673-1850

ir@microtune.com

MICROTUNE ANNOUNCES SECOND QUARTER 2010 FINANCIAL RESULTS

Company achieves revenue growth and both GAAP and non-GAAP profitability in Q2 2010

PLANO, TX, JULY 29, 2010 – Microtune®, Inc. (NASDAQ: TUNE) today reported preliminary unaudited financial results for the second quarter ended June 30, 2010.

Net revenue for the second quarter of 2010 was $24.3 million, a 9% increase compared to net revenue of $22.4 million for the first quarter of 2010, and a 39% increase compared to net revenue of $17.6 million for the second quarter of 2009. For the second quarter of 2010, gross margin percentage was 51.4%.

On a U.S. generally accepted accounting principles (GAAP) basis, net income per diluted share was $0.01 for the second quarter of 2010. Non-GAAP net income per diluted share was $0.03 for the second quarter of 2010. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the tables attached to this press release.

FINANCIAL SUMMARY

•	Q2 2010 net revenue of $24.3 million was up 9% compared to the previous quarter and up 39% compared to Q2 2009;

•	Q2 2010 gross margin percentage was 51.4%;

•	Q2 2010 GAAP net income was $0.4 million, or $0.01 per diluted share, compared to Q2 2009 GAAP net loss of $4.0 million, or $0.08 per diluted share;

•	Q2 2010 non-GAAP net income was $1.8 million, or $0.03 per diluted share, compared to Q2 2009 non-GAAP net loss of $2.2 million, or $0.04 per diluted share;

•	At June 30, 2010, cash and investments were $82.5 million; and

•	Q2 2010 days sales outstanding (DSOs) were 43 days.

“We again delivered solid results this quarter, achieving a revenue level that represents growth of thirty-nine percent year over year. We attained both GAAP and non-GAAP profitability and continued to see consistently strong gross margins of more than fifty percent,” said James A. Fontaine, President and CEO of Microtune, Inc. “Our financial results reflect the strong momentum that we saw building last quarter when we witnessed a steady return to growth, particularly in our fundamental cable markets. As the cable market rebounds, we are emerging from the recent economic downturn with exciting market-share gains in China and stability in our business, as well as with a vigorous focus on customer relationships and next-generation products.”

FINANCIAL OUTLOOK

•	Q3 2010 revenue is expected to range between $25.5 million and $26.5 million, which at the midpoint, represents a 7% increase over the previous quarter and a 44% increase over Q3 2009;

•	Non-GAAP profitability is expected in Q3 2010;

•	Full year 2010 gross margin percentage is expected to be approximately 51%;

•	Full year 2010 non-GAAP R&D expenses are expected to be $28.9 to $30.0 million;

•	Full year 2010 non-GAAP SG&A expenses are expected to be $16.9 to $17.7 million;

•	Interest income is expected to range between $200,000 to $225,000 per quarter; and

•	Full year 2010 income tax expense is expected to range between $250,000 and $350,000.

Mr. Fontaine added, “Combined with the general market rebound, our strategy of tight fiscal management and operational efficiencies is working to produce strong results that met our optimistic expectations, and we continue to be positive about 2010 as a whole. We remain financially solid with a strong balance sheet, no debt and more than $82 million in cash. Our financial fundamentals, combined with long-standing customer relationships, differentiated product positions, and robust design win opportunities, testify to the strength of the company as a whole. We remain well positioned for future growth and strong market leadership as we leverage new market opportunities.”

CONFERENCE CALL

As previously announced, Microtune will hold an investors’ conference call today, Thursday, July 29, 2010, at 4:00 P.M. Central Time/5:00 P.M. Eastern Time to discuss the Company’s second quarter 2010 financial results and its outlook for the future.

To participate in the call, interested parties may dial 612-288-0329 (passcode “EARNINGS”). Alternatively, interested parties may also listen to the conference call by accessing the Company’s website: www.microtune.com. A replay of the conference call will be available until August 12, 2010 via the Company’s website or by dialing 320-365-3844 (access code 165522).

NOTIFICATIONS

Included in this press release are Microtune’s unaudited Consolidated Balance Sheets as of June 30, 2010 and December 31, 2009, respectively; its unaudited Consolidated Statements of Operations for the three and six months ended June 30, 2010 and 2009, respectively; its unaudited Consolidated Statements of Cash Flows for the six months ended June 30, 2010 and 2009, respectively; and certain unaudited Additional Financial Information. This financial information should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and in the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2010, expected to be filed on or about July 29, 2010.

Also included in this release are certain non-GAAP financial measures, including non-GAAP net income and loss; non-GAAP net income and loss per basic and diluted share; shares used in non-GAAP net income and loss per basic and diluted share calculations; non-GAAP research and development (R&D) expenses; and non-GAAP selling, general and administrative expenses (SG&A). These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Microtune’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Microtune has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Microtune believes the presentation of non-GAAP net income and loss; non-GAAP net income and loss per basic and diluted share; shares used in non-GAAP net income and loss per basic and diluted share calculations; non-GAAP R&D expenses; and non-GAAP SG&A expenses included in this release in conjunction with the corresponding GAAP financial measures provide meaningful information for investors, analysts and management in assessing Microtune’s business trends and financial performance. From a financial planning and analysis perspective, Microtune management analyzes its operating results with and without the impact of stock-based compensation expenses, amortization of intangible assets, restructuring costs and fees and expenses relating to the SEC litigation against former officers.

ABOUT MICROTUNE

Microtune, Inc. is a receiver solutions company that designs and markets advanced radio frequency (RF) and demodulator electronics for worldwide customers. Its products, targeted to the cable, digital television and automotive entertainment markets, are engineered to deliver high-performance and reliable video, voice and data signals across a diverse range of end products, from HDTVs, set-top boxes and cable modems to car radios. Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD-LOOKING STATEMENTS

All statements in this release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. Such forward-looking statements include, but are not limited to, statements regarding projections of our future financial performance and our anticipated growth and maintaining profitability. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any pending or future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected financial results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE

Microtune is a registered trademark of Microtune, Inc. All other trademarks are the property of their respective holders. Copyright © 2010 Microtune, Inc. All rights reserved.

Microtune, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2010	December 31, 2009
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$32,468	$32,291
Short-term investments	49,758	50,000
Accounts receivable, net	11,504	7,830
Inventories	6,942	7,387
Other current assets	7,963	4,906

Total current assets	108,635	102,414

Property and equipment, net	4,200	4,607
Long-term investments	242	—
Goodwill	5,564	5,564
Intangible assets, net	2,841	2,804
Other assets and deferred charges	143	782

Total assets	$121,625	$116,171

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,094	$6,572
Accrued compensation	2,468	3,171
Accrued expenses	3,908	2,601
Deferred revenue	55	29

Total current liabilities	15,525	12,373

Non-current liabilities	237	223
Commitments and contingencies

Stockholders’ equity	105,863	103,575

Total liabilities and stockholders’ equity	$121,625	$116,171

Microtune, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net revenue	$24,342	$17,572	$46,714	$35,467
Cost of revenue	11,825	9,108	22,504	18,572

Gross margin	12,517	8,464	24,210	16,895
Operating expenses:
Research and development	7,018	7,114	14,646	13,713
Selling, general and administrative	5,095	5,751	9,861	11,436
Restructuring costs	—	—	4	—

Total operating expenses	12,113	12,865	24,511	25,149

Income (loss) from operations	404	(4,401)	(301)	(8,254)
Other income (expense):
Interest income	235	361	465	779
Foreign currency gains (losses), net	(157)	76	(342)	(138)
Other, net	(3)	7	1	47

Income (loss) before income taxes	479	(3,957)	(177)	(7,566)
Income tax expense	40	83	114	131

Net income (loss)	$439	$(4,040)	$(291)	$(7,697)

Net income (loss) per common share:
Basic	$0.01	$(0.08)	$(0.01)	$(0.15)

Diluted	$0.01	$(0.08)	$(0.01)	$(0.15)

Weighted-average common shares outstanding:
Basic	54,161	52,277	54,067	52,170

Diluted	54,900	52,277	54,067	52,170

Microtune, Inc.

STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2010	2009
Operating activities:
Net loss	$(291)	$(7,697)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	821	991
Allowance for uncollectable debt	—	17
Amortization of intangibles	127	—
Stock-based compensation	2,416	2,486
Loss on sale of property and equipment	—	9
Foreign currency loss	160	103
Changes in operating assets and liabilities:
Accounts receivable, net	(3,852)	1,484
Inventories	445	4,686
Other assets	(2,464)	1,274
Accounts payable	2,417	(194)
Accrued expenses	1,753	1,252
Accrued compensation	(689)	(311)
Deferred revenue	26	(230)
Other liabilities	14	5

Net cash provided by operating activities	883	3,875

Investing activities:
Purchases of property and equipment	(616)	(514)
Proceeds from maturity of certificates of deposit	20,242	40,242
Purchase of certificates of deposit	(20,242)	(50,000)

Net cash used in investing activities	(616)	(10,272)

Financing activities:
Proceeds from issuance of common stock	339	521
Surrender of common stock by employees for payroll taxes	(176)	(32)

Net cash provided by financing activities	163	489
Effect of foreign currency exchange rate changes on cash	(253)	(14)

Net increase (decrease) in cash and cash equivalents	177	(5,922)
Cash and cash equivalents at beginning of period	32,291	46,097

Cash and cash equivalents at end of period	$32,468	$40,175

Non-cash investing activities:
Purchases of intellectual property	$(164)	—
Investment in enterprise software and equipment	—	$(13)

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended
	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009

Net revenue	$24,342	$22,372	$21,106	$17,997	$17,572
Silicon	83%	83%	81%	82%	81%
Modules	17%	17%	19%	18%	19%

Net revenue by market
Cable	79%	76%	75%	77%	77%
Automotive	17%	17%	19%	18%	20%
Digital Television	4%	7%	6%	5%	3%
Other	0%	0%	0%	0%	0%

Net revenue by geography
Asia Pacific	53%	55%	47%	62%	49%
North America	25%	26%	35%	20%	29%
Europe	19%	16%	15%	14%	18%
Other	3%	3%	3%	4%	4%

Ten percent customers (net revenue)(1)
Cisco	28%	28%	33%	18%	28%
Panasonic	12%	10%	12%	16%	14%
Unihan(2) (3)	11%	11%	*	18%	15%
Hitron	11%	*	*	*	*
Samsung	10%	12%	12%	12%	*

Net revenue from top 10 customers (4)	87%	82%	86%	86%	88%

As a percent of net revenue:
Gross margin	51.4%	52.3%	57.1%	53.0%	48.2%
Research and development	28.8%	34.1%	34.8%	41.3%	40.5%
Selling, general and administrative	20.9%	21.3%	21.7%	37.0%	32.7%

(1)	Data included only in instances where customers were 10% or greater of net revenue.
(2)	A wholly-owned subsidiary of Asustek Computer, Inc.
(3)	Primarily for the benefit of ARRIS Group, Inc.
(4)	Includes respective manufacturing subcontractors.

*	Less than 10% of our net revenue.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

BALANCE SHEETS

(in thousands, except inventory turns and days sales outstanding)

(unaudited)

	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009

Cash and cash equivalents	$32,468	$28,526	$32,291	$30,711	$40,175
Short-term investments	49,758	49,758	50,000	50,000	49,758
Long-term investments	242	242	—	—	—

Total cash and investments	$82,468	$78,526	$82,291	$80,711	$89,933

Finished goods	$3,031	$3,803	$4,478	$3,052	$3,791
Work-in-process	3,644	2,764	2,802	2,331	2,494
Raw materials	267	75	107	177	290

Total inventories	$6,942	$6,642	$7,387	$5,560	$6,575

Inventory turns (annualized)	6.8	6.4	4.9	6.1	5.5

Accounts receivable, net	$11,504	$10,283	$7,830	$8,247	$7,959

Days sales outstanding (DSO)	43	41	33	41	41

Common shares outstanding	54,262	54,002	53,876	53,429	52,403

Weighted-average common shares outstanding for the quarter ended
Basic	54,161	53,972	53,672	53,094	52,277
Diluted	54,900	53,972	53,672	53,094	52,277

Total employees	266	273	276	302	230

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STOCK-BASED COMPENSATION EXPENSE

(in thousands)

(unaudited)

	Three Months Ended
	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009
Cost of revenue	$8	$14	$9	$10	$21
Research and development	567	761	490	557	662
Selling, general and administrative	633	433	598	657	683

Total stock-based compensation expense included in operating expenses	1,200	1,194	1,088	1,214	1,345

Total stock-based compensation expense	$1,208	$1,208	$1,097	$1,224	$1,366

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

CERTAIN EXPENSES RELATING TO

INVESTIGATION, RESTATEMENT AND LITIGATION

(in thousands)

(unaudited)

	Three Months Ended
	June 30, 2010 (2)	March 31, 2010 (3)	December 31, 2009 (4)	September 30, 2009 (5)	June 30, 2009 (6)
Selling, general and administrative expenses (1)	$97	$(137)	$(435)	$274	$427

(1)	These amounts represent professional fees that are not expected to be reimbursed under our directors’ and officers’ liability insurance policy. Amounts expected to be reimbursed under our directors’ and officers’ liability insurance policy have been excluded from these amounts.

(2)	Amounts reimbursed under our directors’ and officers’ liability insurance policy were $3.9 million in the second quarter of 2010.

(3)	Amounts reimbursed under our directors’ and officers’ liability insurance policy were $0.6 million in the first quarter of 2010. Amounts in the first quarter of 2010 reflect a benefit of $0.3 million from a settlement of professional fees that were expensed in prior periods.

(4)	Amounts reimbursed under our directors’ and officers’ liability insurance policy were $3.0 million in the fourth quarter of 2009. Amounts in the fourth quarter of 2009 are net of $0.5 million in professional fees reimbursed by our directors’ and officers’ liability insurance that were previously determined to be excluded from coverage and expensed in prior periods.

(5)	No amounts were reimbursed under our directors’ and officers’ liability insurance policy in the third quarter of 2009.

(6)	Amounts reimbursed under our directors’ and officers’ liability insurance policy were $3.1 million in the second quarter of 2009.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP COST OF SALES

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
GAAP cost of sales	$11,825	$9,108	$22,504	$18,572
Amortization of intangibles	75	—	127	—
Stock-based compensation expense	8	21	22	19

Non-GAAP cost of sales	$11,742	$9,087	$22,355	$18,553

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP OPERATING EXPENSES

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
GAAP research and development expense	$7,018	$7,114	$14,646	$13,713
Stock-based compensation expense	567	662	1,328	1,129

Non-GAAP research and development expense	$6,451	$6,452	$13,318	$12,584

GAAP selling, general and administration expense	$5,095	$5,751	$9,861	$11,436
Stock-based compensation expense	633	683	1,066	1,338
Expense (benefit) relating to SEC investigation and litigation	97	427	(40)	1,041

Non-GAAP selling, general and administration expense	$4,365	$4,641	$8,835	$9,057

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP ESTIMATED OPERATING EXPENSES

(unaudited)

Estimate for Year Ending December 31, 2010
Estimated GAAP research and development expense	$31.6 to $32.5 million
Estimated stock-based compensation expense	$2.6 to $2.8 million
Estimated non-GAAP research and development expense	$28.9 to $30.0 million

Estimated GAAP selling, general and administration expense	(2)
Estimated stock-based compensation expense	$2.4 to $2.6 million
Estimated expenses relating to ongoing SEC litigation (1)	(2)
Estimated non-GAAP selling, general and administration expense	$16.9 to $17.7 million

(1)	Relates to expenses not reimbursed under our directors’ and officers’ liability insurance policy.
(2)	We cannot reliably estimate expenses related to ongoing SEC litigation matters, namely those expenses not reimbursed under our directors’ and officers’ liability insurance policy, therefore we cannot provide a reliable GAAP SG&A forecast.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP CONSOLIDATED NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
GAAP net income (loss)	$439	$(4,040)	$(291)	$(7,697)
Amortization of intangibles	75	—	127	—
Stock-based compensation expense	1,208	1,366	2,416	2,486
Restructuring expense	—	—	4	—
Expense (benefit) relating to SEC investigation and litigation	97	427	(40)	1,041

Non-GAAP net income (loss)	$1,819	$(2,247)	$2,216	$(4,170)

Basic net income (loss) per share:
GAAP	$0.01	$(0.08)	$(0.01)	$(0.15)

Non-GAAP	$0.03	$(0.04)	$0.04	$(0.08)

Diluted net income (loss) per share:
GAAP	$0.01	$(0.08)	$(0.01)	$(0.15)

Non-GAAP	$0.03	$(0.04)	$0.04	$(0.08)

Weighted-average common shares outstanding used in basic net income (loss) per share calculation:
GAAP	54,161	52,277	54,067	52,170
Non-GAAP	54,161	52,277	54,067	52,170

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation:
GAAP	54,900	52,277	54,067	52,170
Non-GAAP	56,406	52,277	56,073	52,170

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF SHARES USED IN THE CALCULATION

OF NON-GAAP TO GAAP

CONSOLIDATED NET INCOME (LOSS) PER SHARE

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Weighted-average common shares outstanding used in basic net income (loss) per share calculation – GAAP and Non-GAAP	54,161	52,277	54,067	52,170

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation – GAAP	54,900	52,277	54,067	52,170
Incremental common equivalent shares	1,506	—	2,006	—

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation – Non-GAAP	56,406	52,277	56,073	52,170